UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2024

AWAYSIS CAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Lakeside Dr, Suite 100, Miramar, Florida 33027

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 795-3311

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 13, 2024 (the “Voting Record Date”), in accordance with the applicable provisions of the Delaware General Corporation Law, the Board of Directors of Awaysis Capital, Inc. (the “Company”) adopted resolutions approving the following proposed action (the “Action”):

1.	To authorize, but not require, a reverse stock split of the Company’s common stock at a ratio of up to 1-for-20, as determined by the Co-Chief Executive Officers of the Company (the “Reverse Split”), and to adopt and file a Certificate of Amendment to the Company’s Articles of Incorporation, as amended, to reflect the Reverse Split as, if and when effected.

On the Voting Record Date, the Company had approximately 352 million shares of its common stock outstanding and entitled to vote on the Action. Each share of common stock outstanding as of the close of business on the Voting Record Date was entitled to one vote.

On the Voting Record Date, the Company received a written consent approving the Action from stockholders holding an aggregate of approximately 298 million shares of common stock, representing approximately 84% of the outstanding shares of common stock entitled to vote on the Action.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 23, 2024

AWAYSIS CAPITAL, INC.

	By:	/s/ Tyler Trumbach
	Name:	Tyler Trumbach
	Title:	Chief Legal Counsel